Exhibit 99.1

SPI Solar Announces Investor’s Exercise of Option to Purchase Shares of Its Common Stock

ROSEVILLE, Calif.—January 5, 2015 – Solar Power, Inc. (“SPI”) (OTCBB: SOPW), a vertically-integrated photovoltaic (“PV”) developer, today announced the exercise of an option to purchase from SPI shares of its common stock by the lead investor in SPI’s $48.25 million private placement, which was announced on September 23, 2014. As a result, SPI authorized and issued 17,200,000 shares of its common stock for an aggregate purchase price of U.S. $20,125,000. The shares are being offered and sold upon reliance of Regulation S promulgated under the Securities Act of 1933, as amended, and are exempt from registration.

About Solar Power, Inc. (OTCBB:SOPW):

Solar Power, Inc. (“SPI”) is a vertically-integrated PV developer offering its own brand of high-quality, low-cost distributed generation and utility-scale solar energy facility development services. From project development, to project financing and to post-construction asset management, SPI delivers turnkey world-class PV energy facilities and turnkey residential solar solutions to its business, government and utility customers. For additional information visit: www.spisolar.com.

Safe Harbor Statement:

This release contains certain “forward-looking statements” relating to the business of SPI, its subsidiaries and the solar industry, which can be identified by the use of forward-looking terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “expects” or similar expressions. These statements constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. Among other things, the quotations from management in this press release contain forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties, including uncertainties regarding whether the transactions contemplated will be successfully completed. All forward-looking statements are expressly qualified in their entirety by this cautionary statement and the risks and other factors detailed in the company's reports filed with the Securities and Exchange Commission. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

Contact:

Amy Liu, Solar Power, Inc. (800) 548-8767